[Exhibit 6.2 - MCI Agreement to Purchase]

                              AGREEMENT TO PURCHASE

---------------------------------- ------------------------------ -----------------------------------
                                                                  Order Date:             5/24/05
                                                                                          -------
---------------------------------- ------------------------------ -----------------------------------
         |X| Corporation            |_| Co-partnership            |_| Individual
---------------------------------- ------------------------------ -----------------------------------

Name:  Beltway Coach Express
Address:  2 Mott Street Suite 704
City/State:  New York, New York, 10013

Herein referred to as Buyer, hereby orders the coaches) described below from Motor Coach Industries, Inc., herein referred to as Seller, to be delivered as soon as possible F.O.B. Pembina, North Dakota, which Buyer agrees to accept and pay for at the price(s) and pursuant to the terms of this order.

Ship via:
|X| Blackwood New Jersey

                                               City                              State:
---------------- ------------------------------------------------------------ --------------------- ------------------
   Quantity             Description                                                   Prices Excluding Taxes
---------------- ------------------------------------------------------------ --------------------- ------------------
                                                                                    Unit Price            Total
---------------- ------------------------------------------------------------ --------------------- ------------------
       8         Model D4505,  intercity  coach,  in  accordance  with Motor         $ 379,000         $ 3,032,000
                 Coach Industries,  Inc., standard specifications  including optional equipment. items as specified on attached
                 Schedules, dated 5/24/05, which form a part of this
                 Agreement to Purchase.
---------------- ------------------------------------------------------------ --------------------- ------------------
                 Subtotal                                                                              $ 3,032,000
---------------- ------------------------------------------------------------ --------------------- ------------------
                 Cash Deposit with this order
---------------- ------------------------------------------------------------ --------------------- ------------------
                 Terms of Pa merit;                                                                            cod
---------------- ------------------------------------------------------------ --------------------- ------------------

The Provisions, Terms and Conditions on following Sellers forms attached hereto form a part of this Agreement to Purchase

------------------------------------------------------------ ---------------------------------------------------------
                                                             Accepted by:
------------------------------------------------------------ ---------------------------------------------------------
                   Bestway Coach Express                                   Motor Coach Industries, Inc.
------------------------------------------------------------ ---------------------------------------------------------
                    Buyers Company Name
------------------------------------------------------------ ---------------------------------------------------------
By: /s/ Wilson Cheng                                         /s/ Roy Furo
    ----------------                                         ------------
------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------
                         Signature                                                  Signature
------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------
                     Mr. Wilson Cheng                        Date of Acceptance:
------------------------------------------------------------ ---------------------------------------------------------
                       Buyer's Name

------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------
                         President                                                 Roy A. Furo
------------------------------------------------------------ ---------------------------------------------------------
                       Buyers Title                                         (Type) Name of Salesperson
----------------------------------------------------------------------------------------------------------------------
Note: Entry of Salespersons name does not constitute acceptance by seller.
----------------------------------------------------------------------------------------------------------------------

                              AGREEMENT TO PURCHASE

------------------------------------- ----------------------------- --------------------------------------
                                                                    Order Date:             5/24/05
                                                                                            -------
------------------------------------- ----------------------------- --------------------------------------

         |X| Corporation               |_| Co-partnership           |_| Individual
------------------------------------- ----------------------------- --------------------------------------

Name:  Beltway Coach Express
Address:  2 Mott Street Suite 704
City/State:  New York, New York, 10013

Herein referred to as Buyer, hereby orders the coaches) described below from Motor Coach Industries, Inc., herein referred to as Seller, to be delivered as soon as possible F.O.B. Pembina, North Dakota, which Buyer agrees to accept and pay for at the price(s) and pursuant to the terms of this order.

Ship via:
|X| Blackwood New Jersey

                                                            City                              State:
---------------- ------------------------------------------------------------ ----------------------------------------
   Quantity                              Description                                  Prices Excluding Taxes
---------------- ------------------------------------------------------------ ----------------------------------------
                                                                                   Unit Price             Total
---------------- ------------------------------------------------------------ --------------------- ------------------
       3         Model J4505,  intercity  coach,  in  accordance  with Motor        $ 393,000           $ 1,179,000
                 Coach Industries,  Inc., standard specifications  including optional equipment. items as specified on attached
                 Schedules, dated 5/24/05, which form a part of this
                 Agreement to Purchase.
---------------- ------------------------------------------------------------ --------------------- ------------------
                 Subtotal                                                                               $ 1,179,000
---------------- ------------------------------------------------------------ --------------------- ------------------
                 Cash Deposit with this order
---------------- ------------------------------------------------------------ --------------------- ------------------
                 Terms of Pa merit;                                                                            cod
---------------- ------------------------------------------------------------ --------------------- ------------------

The Provisions, Terms and Conditions on following Sellers forms attached hereto form a part of this Agreement to Purchase

------------------------------------------------------------ ---------------------------------------------------------
                                                                    Accepted by:
------------------------------------------------------------ ---------------------------------------------------------
                   Bestway Coach Express                                   Motor Coach Industries, Inc.
------------------------------------------------------------ ---------------------------------------------------------
                    Buyers Company Name
------------------------------------------------------------ ---------------------------------------------------------
By: /s/ Wilson Cheng                                          /s/ Roy Furo
    ----------------                                          ------------
------------------------------------------------------------ ---------------------------------------------------------
                         Signature                                                  Signature
------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------
                     Mr. Wilson Cheng                        Date of Acceptance:
------------------------------------------------------------ ---------------------------------------------------------
                       Buyer's Name
------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------
                         President                                                 Roy A. Furo
------------------------------------------------------------ ---------------------------------------------------------
                       Buyers Title                                         (Type) Name of Salesperson
----------------------------------------------------------------------------------------------------------------------
Note: Entry of Salespersons name does not constitute acceptance by seller.
----------------------------------------------------------------------------------------------------------------------

                              AGREEMENT TO PURCHASE
                               Terms & Conditions

1. Notwithstanding the acceptance of a deposit from Buyer by or on behalf of Seller, this Agreement to Purchase {"Agreement") shall not be binding upon Seller until and unless a copy, signed by a duly-authorized officer of Seller to evidence acceptance, is returned to Buyer.

2. This Agreement is not assignable or transferable by Buyer, in whole or in part, without Seller's prior written consent.

3. Buyer shall take possession of the coaches) and all accessories and equipment comprising such coach(es) purchased under this Agreement (collectively, the "Coach") and shall remove the Coach from the F.O.B. point specified in this Agreement ("Delivery Location") on or before the Delivery Date. "Delivery Date" shall mean the later of (a) the date, if any, designated In this Agreement by which the Coach is to be tendered to Buyer, or (b) the date designated by Seller for tender of the Coach pursuant to written notification to Buyer no less than seven (7) days prior to the date, if any, referenced in (a). Seller reserves the right to change the Delivery Date in accordance with the preceding sentence as deemed necessary by Seller. Upon demand by Seller, Buyer agrees to pay to Seller interest computed daily on the then unpaid balance of the purchase price for each day after the Delivery Date that Buyer falls to take possession of the Coach, such interest payable in immediately available U.S. dollars, at an annual rate equal to three percent (3%) over the prime rate in effect In the U.S. as published in the Wall Street Journal on the first business day after the Delivery Date. If Buyer fails to take delivery of the Coach within fifteen (15) days of the Delivery Date, Seller reserves the right to cancel this Agreement and to retain the deposit as liquidated damages and not as a penalty.

4. Payment in full for the Coach is due in Immediately available U.S. funds upon tender of delivery by Seller, unless Buyer and Seller have agreed in writing to different payment terms. If payment in full has not been made when due, Buyer agrees to pay to Seller interest computed daily on the then unpaid balance of the purchase price for each day after the due date until the purchase price has been paid in full, such interest payable in immediately available U.S. dollars, at an annual rate equal to three percent (3%) over the prime rate in effect in the U.S. as published in the Wall Street Journal commencing on the first business day after the Delivery Date. If payment of any part of the purchase price is deferred until after delivery, Buyer hereby grants to Seller a security interest in the Coach and authorizes Seller to file a financing statement with respect thereto. Buyer shall execute all other documents deemed necessary by Seller or its assignee ("Security Documents") to grant Seller or Its assignee a perfected, first priority security interest in the Coach, The Security Documents will include requirements that Buyer maintain certain minimum insurance coverages to protect Seller's or its assignee's security interest in the Coach. Seller and/or its assignee reserves all remedies available to it under the Uniform Commercial Code as a secured party even though these remedies are not specifically set forth In this Agreement.

5. This Agreement shall not be subject to termination by either Buyer or Seller, except in Accordance with the provisions of paragraphs 3, 6, and 9 hereof.

6. Seller shall be In default hereunder if it becomes bankrupt. Insolvent, or unable to meet its financial obligations as the same become due at any time prior to Seller completing performance of its obligations under this Agreement or is unable to tender delivery of the Coach on or before the Delivery Date and at the Delivery Location. Buyer shall be in default hereunder if it becomes bankrupt, insolvent, or unable to meet its financial obligations as the same become due at any time prior to paying Seller in full the purchase price of the Coach, or if Buyer fails to pay Seller in full the purchase price for the Coach In accordance with this Agreement or fails to comply with any other obligation in this Agreement to be performed by Buyer. In the event of a default by one of the parties hereto, the non-defaulting party shall have the right to terminate this Agreement, and such termination shall not adversely affect any other rights or remedies available to the terminating party under this Agreement and/or applicable law.

7. Without notice to Buyer, Seller may at any time make changes or improvements in the model and/or design of the Coach or any part thereof, provided that such changes do not adversely affect quality, but Seller shall have no obligation to make any changes or improvements either prior to or after delivery, In the event that any changes to the Coach are required by any applicable law, statute, rule, regulation, or ordinance ("Laws") becoming effective after the date this Agreement is accepted by Seller, such changes shall be at Buyers expense.

8. Seller hereby warrants that it has full tight and legal authority to sell the Coach to Buyer,

9. Seller shall not be liable for any damages resulting from, and Buyer shall not have the right to terminate this Agreement because of, any delay caused In whole or in part by a fire, flood, windstorm, tornado, war, riot, insurrection, strike, lockout, sit-down, or other labor trouble causing cessation or interruption of operations, accident, material shortage, labor or fuel shortage, inability to procure labor or materials, Seller's plant being commandeered, evacuated, or closed, in whole or in part, by any legally constituted public authority, any priority or preference established for the manufacturing, assembly, or allotment of materials by order, decree, or otherwise of any legally constituted public authority in any plant of Seller or any of its suppliers, or resulting from any other cause beyond the reasonable control of Seller. In the event the period of delay exceeds sixty (60) days, either party shall have the right to terminate this Agreement by giving written notice to the other party, In which event Seller shall return any deposit to Buyer. In the event that any change in any applicable Laws becomes effective after the date this Agreement is accepted by Seller, and such change renders it impractical for Seller to manufacture the Coach and/or to manufacture the Coach by the Delivery Date, Seller shall have the right to terminate this Agreement by giving written notice and returning any deposit to Buyer.

10. Risk of loss to the Coach shall pass from Seller to Buyer at the Delivery Location and at the earlier of (a) the Delivery Date, or (b) the date the Coach is actually tendered to Buyer. Title to the Coach shall pass from Seller to Buyer at the time that the Coach is received by Buyer, subject to Seller's security interest as provided in paragraph 4 above if Seller has not then received the full purchase price due for the Coach, plus any other amounts that may be due by virtue of this Agreement. Upon receipt of the Coach, Buyer agrees to execute Seller's form of receipt evidencing Buyer's receipt of the Coach and its condition, and acknowledging that risk of loss to and possession of the Coach has transferred to Buyer.

11. Buyer agrees promptly to pay (or if paid by Seller, to reimburse Seller) for any tax, charge, fee, or other imposition that Seller is or may be required to pay in respect of the transfer or sale of the Coach, now or hereafter imposed by any law, ordinance, or decree of any federal, state, or local governmental authority, unless the same has already been paid by Buyer to Seller.

12. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT ENFORCEMENT OF SELLER'S LIMITED WARRANTY DESCRIBED BELOW SHALL BE BUYER'S SOLE AND EXCLUSIVE REMEDY AGAINST SELLER OR ANY OF ITS AFFILIATES WITH RESPECT TO THE COACH AND/OR ITS USE BY BUYER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT IN NO EVENT WILL SELLER OR ANY OF ITS AFFILIATES BE LIABLE FOR ANY GENERAL, SPECIAL, DIRECT, INDIRECT, INCIDENTAL, PUNITIVE, ENHANCED, RELIANCE, OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS AND LOSS OF USE), WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, OR BAILMENT, OR WHETHER STATUTORY, AT EQUITY, COMMON LAW, OR OTHERWISE.

13. SELLER'S LIMITED WARRANTY

Seller's Limited Warranty applies only to new coaches manufactured and sold by Seller for use in the territorial limits of Canada and the United States, including Hawaii and Alaska, excluding Puerto Rico, Guam and the Virgin Islands. This Limited Warranty is not assignable or otherwise transferable to subsequent owners of the Coach unless the subsequent owner provides timely written notice to MCI.

Seller warrants for the Warranty Term herein specified that each new Coach, subject to certain exceptions, exclusions, and conditions noted below, will be free from defects in material and workmanship. This Limited Warranty applies only to defects discovered during the Warranty Term, which shall be thirty (30) months, unlimited mileage, from the date of delivery of the new Coach to Buyer.

Buyer shall give Seller written notice of any defect occurring during the Warranty Term to which Buyer claims this Limited Warranty applies within thirty
(30) days from the date such defect becomes apparent, specifying the nature of the claimed defect and the date it became apparent.

Seller's obligation under this Limited Warranty is limited to (A) repairing or, at Seller's option, replacing free of charge any parts that, in Seller's reasonable opinion, have failed as a result of a defect in material or workmanship occurring during the Warranty Term under normal service conditions, provided that Buyer (I) has given Seller timely written notice of the defect; and (ii) upon Seller's request, has returned the defective part(s) to Seller, transportation charges collect; and (B) crediting Buyer for the labor cost incurred in the removal and replacement of any such defective part(s) based on
(I) the number of hours designated by Seller to be required for such work, multiplied by (ii) 125% of the base rate for mechanical labor prevailing at Buyer's garage locale at the time of replacement, such base rate to have been previously approved by Seller.

THIS LIMITED WARRANTY IS FURTHER SUBJECT TO CERTAIN ADDITIONAL TERMS, CONDITIONS, AND EXCLUSIONS THAT ARE ATTACHED HERETO AND HEREBY INCORPORATED BY REFERENCE AS EXHIBIT A.

Buyer acknowledges that this Limited Warranty shall not apply to (A) any parts, components, materials, goods or services furnished or provided after Seller has completed its manufacturing processes with respect to the Coach; or (B) any routine maintenance repairs or replacements; or (C) normal wear and tear of the Coach; or (D) any other repairs or replacements that, in Seller's reasonable opinion, are required because the Coach or any accessories or other equipment comprising the Coach:

                  i. has been altered, modified, changed, reworked, or replaced in a manner that would likely affect serviceability in any respect; or

                  ii. has been subject to abuse, neglect, or damage from an accident, or from intentional acts; or

                  iii. has not been serviced and maintained at reasonable intervals according to Seller's recommendations; or

                  iv. has been operated at speeds in excess of Seller's and/or any component suppliers recommended maximum speed; or

                  v. has had Installed replacement parts not recommended by Seller and which have been substituted in such a way as to affect serviceability.

ENFORCEMENT OF THE FOREGOING OBLIGATIONS OF SELLER SHALL BE BUYER'S SOLE AND EXCLUSIVE REMEDY AGAINST SELLER WITH RESPECT TO THE COACH. THIS LIMITED WARRANTY AND SELLER'S OBLIGATIONS HEREUNDER ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL SELLER BE LIABLE FOR ANY OTHER OBLIGATIONS OR LIABILITIES, INCLUDING LIABILITY FOR ANY GENERAL, SPECIAL, DIRECT, INDIRECT, INCIDENTAL, PUNITIVE, ENHANCED, RELIANCE, OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS AND LOSS OF USE) WITH RESPECT TO THE SALE OR USE OF THE COACH. NO PERSON IS AUTHORIZED TO CHANGE OR OTHERWISE MODIFY THIS LIMITED WARRANTY OR ASSUME ANY OTHER LIABILITY ON BEHALF OF SELLER UNLESS SUCH CHANGE, MODIFICATION OR ASSUMPTION IS MADE IN WRITING AND SIGNED BY AN OFFICER OF SELLER.

14. TO THE FULLEST EXTENT PERMITTED BY LAW, BUYER SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS SELLER, ITS AFFILIATES, AND THEIR RESPECTIVE PRESENT AND FORMER OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, LOSSES, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES, EXPERT WITNESS FEES, AND OTHER LITIGATION EXPENSES) RESULTING FROM, ARISING OUT OF, OR IN CONNECTION WITH (A) ANY ACTUAL OR ALLEGED NEGLIGENCE, RECKLESSNESS, OR INTENTIONAL MISCONDUCT BY BUYER OR ANY OF BUYER'S EMPLOYEES, AGENTS, OR CONTRACTORS, OR (B) ANY BREACH BY BUYER OF ANY OF THE PROVISIONS, TERMS, OR CONDITIONS OF THIS AGREEMENT.

15. WARNING: This vehicle may contain HCFC R-134A refrigerant, a substance which harms public health and the environment by destroying ozone in the upper atmosphere. The R-134A refrigerant must not be vented to the atmosphere and must be serviced by a certified technician only.

16. Buyer grants to Seller an irrevocable, non-exclusive, and royalty free license to inspect, examine, download, and otherwise obtain any Information or data that are gathered, compiled, collected, or otherwise recorded in, on, or by the Coach or part or component thereof, including, but not limited to, any electronic control modules or other data-collection devices.

17. This Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois, United States of America, without giving effect to that state's conflict of laws principles.

18. Buyer shall at all times comply with all applicable laws, rules, and regulations of the United States. In particular, Buyer agrees to comply with the export laws of the United States and to obtain any licenses required for export or re-export. Buyer agrees (A) not to export or re-export any Coach purchased pursuant to this Agreement without the prior written consent of Seller and, if required, the permission of the United States Departments of Commerce, State, and/or Treasury, and (B) not to transact business with any person or entity identified by the U.S. Departments of Commerce or Treasury as being denied the right to receive the Coach purchased pursuant to this Agreement.

19. BUYER AGREES THAT THIS AGREEMENT CONTAINS THE COMPLETE, FINAL, AND EXCLUSIVE AGREEMENT OF THE PARTIES RELATING TO THE PURCHASE OF THE COACH, AND THAT THERE ARE NO PROMISES, REPRESENTATIONS, OR UNDERSTANDINGS OTHER THAN THOSE EXPRESSLY SET FORTH HEREIN. THIS AGREEMENT MAY BE CHANGED OR AMENDED ONLY BY A WRITTEN INSTRUMENT SIGNED BY AN AUTHORIZED OFFICER OF SELLER AND BY BUYER.

SEE NEXT PAGE FOR EXHIBIT A- -ADDITIONAL EXCLUSIONS/LIMITATIONS OF SELLER'S LIMITED WARRANTY

                                    EXHIBIT A
                   Agreement To Purchase Terms and Conditions

                  ADDITIONAL EXCLUSIONS/LIMITATIONS OF COVERAGE

------------------------------- ----------------------------------------------------------------------------------
Antennae                        Not covered for breakage
------------------------------- ----------------------------------------------------------------------------------
Batteries                       24 months, pro-rated only
------------------------------- ----------------------------------------------------------------------------------
Betts                           50,000 miles (90,467 knti) or 6 months (whichever comes first)
------------------------------- ----------------------------------------------------------------------------------
Brake bruins & Shoes            Not covered as a primary failure
------------------------------- ----------------------------------------------------------------------------------
Brake Rotors and Pads           Not covered as a primary failure
------------------------------- ----------------------------------------------------------------------------------
Coach Conversion                Parts, components, and service;; by third party not covered
------------------------------- ----------------------------------------------------------------------------------
E.ectrical Motors               Failure only; not brush replacement
------------------------------- ----------------------------------------------------------------------------------
Engine                          24 months, Covered only by engine supplier See spec.
------------------------------- ----------------------------------------------------------------------------------
Engine Accessories              24 months, Covered only by engine supplier (incl. alternatorlbeit tensloner.
                                Bendix air compressor, etc.)
------------------------------- ----------------------------------------------------------------------------------
Entertainment System            Covered only by system manufacturer
------------------------------- ----------------------------------------------------------------------------------
Exterior Glass                  Not covered for breakage due to stone chips or other road hazards
------------------------------- ----------------------------------------------------------------------------------
Exterior Mirrors                Covered for loss of function only, not breakage
------------------------------- ----------------------------------------------------------------------------------
Light Bulbs                     Incandescent , none; LED - per terms of warranty
------------------------------- ----------------------------------------------------------------------------------
Pinion Seals                    50,000 miles (90,A67 km) or I year (whichever comes first)
------------------------------- ----------------------------------------------------------------------------------
Radius Rod Bushings             50,000 miles (90,467 km) or I year (whichever comes first)
------------------------------- ----------------------------------------------------------------------------------
Refrigerant                     Covered only as a failure secondary to a covered primary warranty failure
------------------------------- ----------------------------------------------------------------------------------
Seats                           Covered only by seat manufacturer
------------------------------- ----------------------------------------------------------------------------------
Shocks & Bushings               60,000 miles (30,467 km) or 1 year (whichever comes first)
------------------------------- ----------------------------------------------------------------------------------
Sway Bar Links                  50,000 miles (90,467 km) or 1 year (whichever comes first)
------------------------------- ----------------------------------------------------------------------------------
Tires                           Covered only by tire manufacturer
------------------------------- ----------------------------------------------------------------------------------
Transmission                    24 months, Covered only by transmission supplier
------------------------------- ----------------------------------------------------------------------------------
Wheel Alignment                 25,000 miles (40,234 km) (covered only as m failure caused by a covered primary warranty failure)
------------------------------- ----------------------------------------------------------------------------------
Wheel Bearings & Seals          To first brake reline or 50,000 miles (30,A67 km), whichever comes first
------------------------------- ----------------------------------------------------------------------------------
Wheel Studs                     Not covered
------------------------------- ----------------------------------------------------------------------------------
Wiper Blades                    Not covered
------------------------------- ----------------------------------------------------------------------------------